UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 3, 2025

Date of Report (date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3501 Corporate Pkwy

Center Valley, PA 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share	FOUR.PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2025 (the “Amendment Effective Date”), Shift4 Payments, LLC, entered into Amendment No. 2 to Second Amended and Restated First Lien Credit Agreement (the “Amendment”), by and among Shift4 Payments, LLC, as the borrower, certain subsidiary guarantors party thereto, the lenders and issuing banks party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

The Amendment, among other things, amends the Second Amended and Restated First Lien Credit Agreement entered into on September 5, 2024 (as amended, restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”), by and among Shift4 Payments, LLC, as the borrower, the lenders and issuing banks from time to time party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent, including, without limitation, to (i) increase commitments under the existing $450,000,000 senior secured revolving credit facility under the Existing Credit Agreement (the “Existing Revolving Credit Facility”) by $100,000,000 (the “Revolving Credit Facility Increase”), to an aggregate amount of $550,000,000 (the Existing Revolving Credit Facility, as increased by the Revolving Credit Facility Increase, the “Revolving Credit Facility”), up to $137,500,000 of which is available for the issuance of letters of credit and up to $50,000,000 of which is available for swing line loans, (ii) provide for a senior secured term loan facility in an aggregate principal amount of $1,000,000,000 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”), and (iii) amend the financial covenant, certain financial definitions and certain other covenants and provisions thereunder.

Pursuant to the Amendment, the effectiveness of certain amendments to the Existing Credit Agreement, the establishment and initial funding of the Term Loan Facility, and the establishment and availability of the Revolving Facility Increase occurred on July 3, 2025 (the “Amendment Closing Date”), upon the satisfaction of certain customary closing conditions, including the occurrence of the Acceptance Time under the Transaction Agreement.

The proceeds of the Term Loan Facility were used to partially finance the transactions under the Transaction Agreement and to pay certain related fees and expenses related thereto. In addition, Shift4 Payments, LLC may use the proceeds under the Term Loan Facility and the Revolving Credit Facility to finance working capital needs and for other general corporate purposes of Shift4 Payments, LLC and its subsidiaries. Borrowings under the Revolving Credit Facility are available in United States Dollars, Euros, and certain alternative currencies as may be agreed to by the administrative agent and the lenders from time to time. The Term Loan Facility is scheduled to mature on July 3, 2032, and the Revolving Credit Facility is scheduled to mature on September 5, 2029.

Interest Rates and Fees

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at Shift4 Payments, LLC’s option:

(a) a term SOFR based rate for U.S. Dollar denominated loans under the Credit Facilities (subject to a 0.0% floor), plus an applicable margin of (x) 2.75% in the case of the Term Loan Facility, and (y) 2.00% in the case of the Revolving Credit Facility;

(b) an alternate base rate for U.S. Dollar denominated loans under the Credit Facilities (equal to the highest of the Federal Funds Effective Rate plus 0.50%, the term SOFR rate for an interest period of one month (subject to a 0.0% floor) plus 1.00%, and the prime rate announced by the administrative agent from time to time), plus an applicable margin of (x) 1.75% in the case of the Term Loan Facility, and (y) 1.00% in the case of the Revolving Credit Facility;

(c) a EURIBOR based rate for Euro denominated loans under the Revolving Credit Facility (subject to a 0.0% floor), plus an applicable margin of 2.00%; and

(d) an €STR based rate in the case of Euro denominated swing line loans (subject to a 0.0% floor), plus an applicable margin of 2.00%.

The applicable margins under Term Loan Facility are subject to one 0.25% stepdown, based on the total net leverage ratio of Shift4 Payments, LLC as of the last day of the most recently ended fiscal quarter, measured on a trailing four-quarter basis. In addition to making periodic interest payments on the principal amounts outstanding under the Credit Facilities, Shift4 Payments, LLC is required to pay a commitment fee under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.25% per annum. The Credit Facilities are also subject to customary letter of credit and agency fees, and certain other customary fees.

Amortization and Prepayments

The Term Loan Facility is repayable in quarterly installments (commencing on December 31, 2025) in an amount equal to 0.25% of the initial principal amount of the Term Loan Facility, with the balance payable on the maturity date thereof. The Revolving Credit Facility does not amortize, and the entire outstanding principal amount (if any) of the Revolving Credit Facility is due and payable on the maturity date thereof.

The Credit Agreement contains customary mandatory prepayment provisions. Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed from time to time, without premium or penalty. Voluntary prepayments (and certain amendments) of the Term Loan Facility occurring within the first six months after the Amendment Closing Date in connection with a repricing transaction will be subject to a prepayment premium equal to 1.00% of the principal amount being repaid (or amended), subject to certain exceptions.

Representations and Warranties, Covenants and Events of Default

The Credit Agreement contains certain customary representations and warranties, affirmative covenants, and reporting obligations. In addition, the lenders under the Credit Facilities are permitted to accelerate all outstanding borrowings and other obligations, terminate outstanding commitments and exercise other specified remedies upon the occurrence of certain events of default (subject to certain grace periods and exceptions), which include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, certain cross-defaults and cross-accelerations to other indebtedness, certain events of bankruptcy and insolvency, certain judgments and the occurrence of a “Change of Control” (as defined in the Credit Agreement).

Financial and Restrictive Covenants

The Revolving Credit Facility is subject to a springing financial covenant, which requires Shift4 Payments, LLC to comply with a maximum secured net leverage ratio of 3.10:1.00, measured quarterly on a trailing four-quarter basis. This requirement is only triggered if, on the last day of any fiscal quarter, the aggregate outstanding amount of all revolving loans and letters of credit (excluding (a) letter of credit disbursements that have been reimbursed within three business days and (b) undrawn letters of credit (whether or not collateralized)) exceeds an amount equal to 40% of the aggregate amount of outstanding revolving credit commitments in respect of the Revolving Credit Facility.

In addition, the Credit Agreement contains certain customary covenants that, among other things and subject to certain customary exceptions, restrict the ability of Shift4 Payments, LLC and its restricted subsidiaries to incur indebtedness; incur certain liens; consolidate, merge or sell or otherwise dispose of assets; alter the business engaged in by Shift4 Payments, LLC and its restricted subsidiaries; make investments, loans, advances, capital contributions, guarantees and acquisitions; enter into sale and leaseback transactions; pay dividends or make other distributions on equity interests, or redeem, repurchase or retire equity interests; enter into transactions with affiliates; enter into agreements restricting the ability to pay dividends or make other distributions, loans or advances; prepay, redeem, repurchase, refinance or retire junior indebtedness; amend or modify governing documents; amend or modify junior indebtedness; and change the fiscal year end of Shift4 Payments, LLC.

Guarantee and Security

The indebtedness and other obligations under the Credit Facilities are guaranteed by each of the current and future direct and indirect wholly owned domestic subsidiaries of Shift4 Payments, LLC, subject to certain customary exceptions (collectively, the “Guarantors”). The Credit Facilities are secured by first-priority liens on substantially all of the property and assets of Shift4 Payments, LLC and the Guarantors, subject to certain customary exceptions.

The foregoing description of the Amendment and the Credit Agreement in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 3, 2025, Shift4 Payments, Inc., a Delaware corporation (“Shift4”), announced the expiration of the cash tender offer (the “Offer”) by GT Holding 1 GmbH, a Swiss limited liability company and indirect wholly owned subsidiary of Shift4 (“Merger Sub”), to acquire all of the outstanding (i) registered ordinary shares, nominal value of CHF 0.01 per share, of Global Blue Group Holding AG (“Global Blue”), a stock corporation incorporated under the laws of Switzerland (the “Global Blue Common Shares”), at a price per share equal to $7.50 (the “Common Shares Consideration”), (ii) registered series A convertible preferred shares, nominal value of CHF 0.01 per share, of Global Blue (the “Global Blue Series A Shares”), at a price per share equal to $10.00 (the “Series A Shares Consideration”), and (iii) registered series B convertible preferred shares, nominal value of CHF 0.01 per share, of Global Blue (the “Global Blue Series B Shares”, and together with the Global Blue Common Shares and the Global Blue Series A Shares, the “Global Blue Shares”), at a price per share equal to $11.81 (the “Series B Shares Consideration”, and together with the Common Shares Consideration and the Series A Shares Consideration, the “Offer Consideration”), net to the shareholders of Global Blue in cash, without interest and upon the terms and subject to the conditions of the Offer, pursuant to that certain Transaction Agreement, dated February 16, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and between Shift4 and Global Blue and, from and after its execution and delivery of a joinder thereto on February 25, 2025, Merger Sub. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Transaction Agreement.

The Offer and any withdrawal rights in connection therewith expired as scheduled at one minute after 11:59 p.m., New York City Time, on July 2, 2025 (the “Expiration Date”). Shift4 has been advised that, as of the Expiration Date, 233,862,778 Global Blue Shares have been validly tendered and not properly withdrawn pursuant to the Offer, together with any Global Blue Shares directly or indirectly owned by Shift4 or Merger Sub, representing approximately 97.37% of the Global Blue Shares outstanding. The number of Global Blue Shares validly tendered and not properly withdrawn pursuant to the Offer satisfied the Minimum Condition. As all conditions to the Offer have been satisfied or waived, Merger Sub has accepted for payment (such time, the “Acceptance Time”) all Global Blue Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer.

At the Acceptance Time, each stock option to purchase Global Blue Common Shares (“Global Blue Stock Option”), whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Acceptance Time (after giving effect to any accelerated vesting pursuant to the respective plan documentation or a written agreement between Global Blue and the holder thereof or pursuant to resolutions adopted by, and/or such other taken by the Global Blue board) and had an exercise price per Global Blue Common Share that was less than the Common Shares Consideration, was cancelled and, in exchange therefor, Shift4 will pay to each holder of any such cancelled Global Blue Stock Option immediately following the Acceptance Time (and in no event later than five days following the Acceptance Time) an amount in cash (pursuant to the terms of the Offer) equal to the product, rounded down to the nearest cent, of (i) the excess, if any, of the Common Shares Consideration over the exercise price per Global Blue Common Share of such Global Blue Stock Option and (ii) the total number of the Global Blue Common Share subject to such Global Blue Stock Option as of immediately prior to the Acceptance Time (the “Option Consideration”). Each Global Blue Stock Option with an exercise price per Global Blue Common Share that equaled or exceeded the Common Shares Consideration was deemed cancelled under the respective plan documentation without payment of any consideration in respect thereof, and all rights with respect thereto were deemed terminated as of the Acceptance Time.

At the Acceptance Time, each award of restricted Global Blue Common Shares granted by Global Blue (“Global Blue Restricted Share Award”) (or portion thereof) that vested as of immediately prior to the Acceptance Time (after giving effect to any accelerated vesting pursuant to the respective plan documentation or a written agreement between Global Blue and the holder thereof or pursuant to resolutions adopted by, and/or such other taken by the Global Blue board) (a “Vested Restricted Share Award”) was cancelled and, in exchange therefor, Shift4 will pay to each holder of any such cancelled Vested Restricted Share Award immediately following the Acceptance Time (and in no event later than five days following the Acceptance Time) an amount in cash equal to the product, rounded down to the nearest cent, of (i) the Common Shares Consideration and (ii) the total number of Global Blue Common Shares subject to such Vested Restricted Share Award as of immediately prior to the Acceptance Time (the “Vested Restricted Share Award Consideration”).

At the Acceptance Time, each Global Blue Restricted Share Award (or portion thereof) that was not a Vested Restricted Share Award (the “Unvested Restricted Share Award”) was cancelled and converted into the right to receive an amount in cash, payable by Shift4, equal to the product of (i) the Common Shares Consideration and (ii) the total number of Global Blue Common Shares subject to such Unvested Restricted Share Award as of immediately prior to the Acceptance Time (the “Unvested Restricted Share Award Consideration”), which, subject to the holder’s continued service with Shift4 and its subsidiaries (including Global Blue and its subsidiaries) through the applicable vesting dates, will vest and become payable at the same time as the Unvested Restricted Share Award from which such Unvested Restricted Share Award Consideration was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the corresponding Unvested Restricted Share Award immediately prior to the Acceptance Time, including any accelerated vesting terms and conditions that apply on termination of employment, except that no performance-based vesting metrics shall apply from and after the Acceptance Time.

At the Acceptance Time, each warrant to purchase Global Blue Common Shares pursuant to applicable warrant agreements with Global Blue that was outstanding immediately prior to the Acceptance Time remains outstanding in accordance with its terms and will be treated as set forth in the applicable warrant agreement and has become eligible for exercise at a reduced exercise price, subject to the terms set forth in the applicable warrant agreement (the “Warrant Consideration”).

The aggregate consideration paid by Shift4 to acquire the Global Blue Shares accepted for payment (including the Offer Consideration, the Option Consideration, the Vested Restricted Share Award Consideration, the Unvested Restricted Share Award Consideration, and the Warrant Consideration as described above) was approximately $2.7 billion. Shift4 obtained the funds necessary to fund the acquisition through cash on hand and proceeds from the borrowings under certain financing arrangements, including a senior secured term loan facility of Shift4 Payments, LLC, a Delaware limited liability company and direct subsidiary of Shift4 (“Shift4 Payments, LLC”), in an aggregate principal amount of $1,000,000,000 pursuant to the Credit Agreement (as defined below), issuance of 10,000,000 shares, or $1,000,000,000 aggregate liquidation preference, of Shift4’s new class of 6.00% Series A Mandatory Convertible Preferred Stock for net proceeds of $975.0 million and issuance by Shift4’s subsidiaries Shift4 Payments, LLC and Shift4 Payments Finance Sub, Inc. of €680 million aggregate principal amount of 5.500% Senior Notes due 2033 and $550 million aggregate principal amount of 6.750% Senior Notes due 2032 for aggregate net proceeds of approximately $1,281.7 million.

Shift4 intends that, in accordance with the laws of Switzerland and a merger agreement expected to be entered into between Merger Sub and Global Blue, Merger Sub and Global Blue will consummate a statutory squeeze-out merger pursuant to which Global Blue will be merged with and into Merger Sub, and Merger Sub will continue as the surviving entity (the “Merger”). At the effective time of the Merger, each Global Blue Share (other than any Global Blue Shares directly or indirectly owned by Global Blue, Shift4 or any of their subsidiaries) that was not validly tendered and accepted pursuant to the Offer will thereupon be cancelled and converted into the right to receive the applicable Offer Consideration, without interest and pursuant to the terms of the Offer. Each Global Blue Share directly or indirectly owned by Shift4 or Merger Sub will thereupon be deemed cancelled without any conversion thereof. To the extent permitted under applicable law and stock exchange regulations, Shift4 intends to delist the Global Blue Shares from the New York Stock Exchange (“NYSE”). Following delisting of the Global Blue Shares from NYSE and provided that the criteria for deregistration are met, Shift4 intends to cause Merger Sub (as the surviving company in the Merger) to make a filing with the United States Securities and Exchange Commission (“SEC”) requesting that Global Blue’s reporting obligations under the Securities Exchange Act of 1934, as amended, be terminated.

The description of the Transaction Agreement contained in this Item 2.01 (including the description in the immediately preceding paragraph) does not purport to be complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to Shift4’s Current Report on Form 8-K, filed with the SEC on February 18, 2025, the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On July 3, 2025, Shift4 and Global Blue issued a joint press release announcing the expiration and results of the Offer. The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 7.01 and Exhibit 99.1 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Shift4 under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The audited consolidated financial statements of Global Blue Group Holding AG as of March 31, 2025 and 2024 and for each of the three years in the period ended March 31, 2025 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amendment No. 2 to Second Amended and Restated First Lien Credit Agreement, dated as of June 30, 2025, by and among Shift4 Payments, LLC as the borrower, the subsidiary guarantors party thereto, the lenders and issuing banks party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

23.1*	Consent of PricewaterhouseCoopers SA, dated July 3, 2025

99.1	Joint Press Release, dated July 3, 2025, of Shift4 Payments, Inc. and Global Blue Group Holding AG (incorporated by reference to Exhibit (a)(5)(M) to the Schedule TO filed by Shift4 Payments, Inc. and GT Holding 1 GmbH with the SEC on July 3, 2025).

99.2	Global Blue’s annual report on Form 20-F for the fiscal year ended March 31, 2025, including the audited consolidated financial statements of Global Blue Group Holding AG as of March 31, 2025 and 2024 and for each of the three years in the period ended March 31, 2025

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4’s expectations associated with the Offer, the acquisition of Global Blue by Shift4 pursuant to the Merger, and completion of, the benefits, synergies, efficiencies, and opportunities arising from, the anticipated costs of, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause each of our actual results, performance or achievements, respectively, to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; each of our ability to continue to expand our respective share of the existing payment processing markets or expand into new markets; additional risks associated with each of our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; and each of our respective ability to integrate and interoperate each of our services and products with a variety of operating systems, software, devices, and web browsers, and the other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in Shift4’s Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings with the SEC. Any such forward-looking statements represent management’s expectations as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, Shift4 disclaims any obligation to do so, even if subsequent events cause our view to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025	Shift4 Payments, Inc.

	By:	/s/ Jordan Frankel
	Name:	Jordan Frankel
	Title:	Secretary, General Counsel and Executive Vice President, Risk and Compliance